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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 24, 2000



                         TEXAS INSTRUMENTS INCORPORATED
               (Exact name of Registrant as specified in charter)


                DELAWARE                             001-03761                             750289970
      (State or other jurisdiction            (Commission file number)                 (I.R.S. employer
           of incorporation)                                                          identification no.)


                               12500 TI BOULEVARD
                                 P.O. BOX 660199
                            DALLAS, TEXAS 75266-0199
                    (Address of principal executive offices)

       Registrants' telephone number, including area code: (972) 995-3773



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ITEM 2.  OTHER EVENTS.

         On August 24, 2000, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of June 21, 2000, by and among Texas Instruments Incorporated ("TI"), Burr-Brown Corporation ("Burr-Brown") and Burma Acquisition Corp., a wholly owned subsidiary of TI ("Burma"), Burma was merged with and into Burr-Brown (the "Merger"). Burr-Brown was the surviving corporation of the Merger and became a wholly owned subsidiary of TI. In accordance with the Merger Agreement, the outstanding common stock of Burr-Brown, and common stock issuable under options and convertible notes, was converted into the right to receive approximately 88 million shares of TI common stock. The Merger has been accounted for as a "pooling of interests" under generally accepted accounting principles.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (c)      Exhibits.

99.1                       -             Press Release dated as of August 25,
                                         2000, announcing the closing of the
                                         Merger.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TEXAS INSTRUMENTS INCORPORATED




Date:  August 31, 2000                 By: /s/ WILLIAM A. AYLESWORTH
                                           --------------------------------
                                            William A. Aylesworth,
                                            Senior Vice President
                                            Treasurer and
                                            Chief Financial Officer


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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
--------                 -----------
 99.1          Press Release dated as of August 25, 2000, announcing the closing of the merger.